As filed with the Securities and Exchange Commission on June 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

under

The Securities Act of 1933

INTAPP, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	46-1467620
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3101 Park Blvd

Palo Alto, CA 94306

(650) 852-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Intapp, Inc. 2021 Omnibus Incentive Plan

Intapp, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

John Hall

Chief Executive Officer

Intapp, Inc.

3101 Park Blvd

Palo Alto, CA 94306

(650) 852-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kristina Trauger Proskauer Rose LLP 11 Times Square New York, NY 10036 (212) 969-3436	Steven Todd General Counsel Intapp, Inc. 3101 Park Blvd Palo Alto, CA 94306 (650) 852-0400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Intapp, Inc. (the “Registrant”) is filing this registration statement on Form S-8 pursuant to and in accordance with General Instruction E of Form S-8 to register 4,226,691 additional shares of its common stock, par value $0.001 per share (“Common Stock”), for issuance under the Intapp, Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”) and 845,338 additional shares of Common Stock for issuance under the Intapp, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”, together with the Omnibus Plan, the “Plans”). The Registrant first registered the offer and sale of 7,093,864 shares of Common Stock in connection with the Omnibus Plan and 1,466,996 shares of Common Stock in connection with the ESPP on its registration statement on Form S-8 (File No. 333-257507) filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2021 (the “First Registration Statement”) and subsequently registered the offer and sale of 3,999,369 additional shares of Common Stock in connection with the Omnibus Plan and 799,873 additional shares of Common Stock in connection with the ESPP on its registration statement on Form S-8 (File No. 333-265942) filed with the Commission on June 30, 2022 (the “Second Registration Statement” and, collectively with the First Registration Statement, the “Previous Registration Statements”). These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provisions of the Plans, which provide that the total number of shares of Common Stock subject to each Plan will be increased on the first day of each fiscal year pursuant to a specified formula.

In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statements are hereby incorporated by reference. Only those items of Form S-8 containing new information not contained in the Previous Registration Statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference to this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the Commission on September 9, 2022 (File No. 001-40550);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Commission on November 8, 2022 (File No. 001-40550);

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed with the Commission on February 8, 2023 (File No. 001-40550);

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 9, 2023 (File No. 001-40550);

(e)

The portions of the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-40550), filed with the Commission on October 3, 2022, that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022;

(f)

The Registrant’s Current Reports on Form 8-K filed with the Commission on November 8, 2022 (with respect to Item 5.02 only) (File No. 001-40550); November 16, 2022 (File No. 001-40550); November 18, 2022 (File No. 001-40550); and May 19, 2023 (File No. 001-40550); and

(g)

The description of the Registrant’s Common Stock, contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the Commission on September 15, 2021 (File No. 001-40550), including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing or furnishing of such documents; provided, however, that information deemed to have been furnished and not filed shall not be deemed to be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on July 6, 2021 (Commission File No. 001-40550))

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the Commission on July 6, 2021 (Commission File No. 001-40550))

5.1*	Opinion of Proskauer Rose LLP

23.1*	Consent of Proskauer Rose LLP (contained in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

24.1*	Power of Attorney (contained on the signature page hereto)

99.1	Intapp, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 21, 2021 (Commission File No. 333-256812)

99.2	Intapp, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 21, 2021 (Commission File No. 333-256812)

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on this 30th day of June, 2023.

INTAPP, INC.

By: /s/ Stephen Robertson
Name: Stephen Robertson
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Hall and Stephen Robertson, each as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on June 30, 2023.

Signature	Title

/s/ John Hall	Chief Executive Officer and Chairman of the Board (principal executive officer)
John Hall

/s/ Stephen Robertson	Chief Financial Officer (principal financial officer)
Stephen Robertson

/s/ Kalyani Tandon	Chief Accounting Officer (principal accounting officer)
Kalyani Tandon

/s/ Chris Gaffney	Director
Chris Gaffney

/s/ Derek Schoettle	Director
Derek Schoettle

/s/ Martin Fichtner	Director
Martin Fichtner

/s/ Charles Moran	Director
Charles Moran

/s/ Beverly Allen	Director
Beverly Allen

/s/ Ralph Baxter	Director
Ralph Baxter

/s/ Nancy Harris	Director
Nancy Harris

/s/ George Neble	Director
George Neble

/s/ Marie Wieck	Director
Marie Wieck